Exhibit 99.1
TransAct Technologies Reports Preliminary Third Quarter 2021 Financial Results

2021 Third Quarter Net Sales of $10.6 Million
FST Recurring Revenue of $2.0 Million, up 28% on a Year-Over-Year Basis
FST Paid Terminals Up 129% from September 30, 2020
Hamden, CT – November 9, 2021 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary operating results for the quarter ended September 30, 2021.

“Our results mark the highest quarterly net sales since the fourth quarter of 2019, due to sustained momentum in BOHA! and our key Food Service Technology (“FST”) business, and a fantastic rebound in our domestic casino and gaming markets. We posted another quarter of over $2 million in recurring FST revenue, including gains in our high margin software and label recurring revenues, even in the face of a then-surging Delta variant. We also saw some solid BOHA! terminal additions, and we ended the quarter at 8,749 paid terminals in the market, representing over 3,000 added during the first nine months of 2021. Even though we are only in the early stages of our BOHA! growth story, we are already seeing the power of our recurring revenue base beginning to drive consistent results.  We are also experiencing continued strong interest in our BOHA! solution to help with the labor shortages faced by our FST customers,” said Bart C. Shuldman, Chairman and CEO of TransAct. “In addition, we are really pleased with the encouraging trends in the casino and gaming market, with sales up over 100% year-over-year to $4 million for the third quarter of 2021. The domestic rebound is leading the way, courtesy of the continued reinvestment in the casino floor, as the American gamer clearly has been very eager to return to business as usual.”

Third Quarter 2021 Financial Highlights
•	Net Sales: Net sales for the third quarter of 2021 were $10.6 million, up 46% compared to $7.3 million for the third quarter of 2020.
•	FST Recurring Revenue: FST recurring revenue for the third quarter of 2021 was $2.0 million, up 28% compared to $1.6 million for the third quarter of 2020.
•
Gross Profit: Gross profit for the third quarter of 2021 was $4.3 million, resulting in gross margin of 40.6%, compared to gross profit of $3.3 million for the third quarter of 2020, which resulted in a 45.9% gross margin.

•	Operating loss: Operating loss for the third quarter of 2021 was $(1.6) million, compared to operating loss of $(1.5) million for the third quarter of 2020.
•
Net income (loss): Net income for the third quarter of 2021 was $0.9 million, or $0.09 per share, based on 9.8 million weighted average common shares outstanding. Net loss for the comparable 2020 period was $(0.9) million, or $(0.11) net loss per diluted share, based on 7.5 million weighted average common shares outstanding.

•
Adjusted net income (loss):  Adjusted net loss for the third quarter of 2021 was $(1.3) million, or $(0.13) net loss per share compared to adjusted net loss for the third quarter of 2020 of $(0.9) million, or $(0.11) net loss per share.

•	EBITDA: EBITDA was $0.7 million for the third quarter of 2021, compared to an EBITDA loss of $(1.1) million for the third quarter of 2020.
•	Adjusted EBITDA loss: Adjusted EBITDA loss was $(1.2) million for the third quarter of 2021, compared to adjusted EBITDA loss of $(0.9) million for the third quarter of 2020.
•	Paid Terminals: Paid terminals in the market were 8,749 on September 30, 2021, compared to 3,813 on September 30, 2020, an increase of 129%.

2021 Third Quarter Conference Call and Webcast
TransAct is hosting a conference call and webcast today, November 9, 2021, beginning at 4:30 p.m. ET to discuss the Company’s preliminary third quarter 2021 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 856-344-9290 and the conference ID number is 8161388 (domestic or international). Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures
TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the ordinary earnings from operations excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the forgiveness of the Company’s $2.2 million loan under the Paycheck Protection Program  (the “PPP Loan”) administered by the Small Business Administration (the “SBA”) pursuant to the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”), that do not reflect the ordinary earnings of the Company’s operations.  The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for special items that are not reflective of the normal results of the business.  These measures may be useful to an investor in evaluating the underlying operating performance of the Company’s business.  The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and is adjusted for share-based compensation and the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization, and the Company adjusts for the impact of the PPP Loan forgiveness because the Company does not believe that this impact reflects ordinary earnings of the Company from operations. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) is defined as net income (loss) adjusted for the impact of the forgiveness of the PPP Loan by the SBA pursuant to the CARES Act.  A reconciliation of adjusted net income (loss) to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) per diluted share is defined as adjusted net income (loss) divided by diluted shares outstanding.  A reconciliation of adjusted net income (loss) per diluted share to net income (loss) per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated
TransAct Technologies Incorporated is a global leader in developing software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, POS automation, and oil and gas. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA! ™, AccuDate™, EPICENTRAL®, Epic, Ithaca® and Printrex® brands. TransAct has sold over 3.6 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

TransAct®, BOHA!™, AccuDate™, Epic, EPICENTRAL®, Ithaca® and Printrex® are trademarks of TransAct Technologies Incorporated. ©2021 TRANSACT Technologies Incorporated. All rights reserved.

Cautionary Statement Regarding Preliminary Financial Information
The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2021. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and nine months ended September 30, 2021. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2021, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above.  As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements
Certain statements in this press release include forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", or "continue", or the negative thereof, or other similar words. All forward-looking statements involve risks and uncertainties, including, but not limited to, the adverse effects of the COVID-19 pandemic, related vaccination rates and the emergence of virus variants on our business, operations, financial condition, results of operations and capital resources, including as a result of supply chain disruptions, shutdowns and/or operational restrictions imposed on our customers, an inability of our customers to make payments on time or at all, diversion of management attention, necessary modifications to our business practices and operations, cost cutting measures we have made and may continue to make, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; our ability to fully remediate a previously disclosed material weakness over internal control over financial reporting; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars or other significant pricing pressures affecting the Company's products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; the effect of the United Kingdom’s withdrawal from the European Union; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. The forward-looking statements speak only as of the date of this release, and the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances, except as required by applicable law.

# # #
Investor Contact:
Bart Shuldman Chairman and Chief Executive Officer TransAct Technologies Incorporated	Ryan Gardella ICR, Inc. Ryan.Gardella@ircinc.com

- Financial tables follow –

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Preliminary and Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)

Net sales	$10,637	$7,300	$28,263	$22,832
Cost of sales	6,320	3,951	17,432	12,275
Gross profit	4,317	3,349	10,831	10,557

Operating expenses:
Engineering, design and product development	1,876	1,445	5,483	4,197
Selling and marketing	1,899	1,258	5,109	4,885
General and administrative	2,146	2,125	7,264	6,987
	5,921	4,828	17,856	16,069
Operating loss	(1,604)	(1,479)	(7,025)	(5,512)

Interest and other income (expense):
Interest, net	(29)	(19)	(71)	(41)
Other, net	2,104	116	2,004	(60)
	2,075	97	1,933	(101)

Income (loss) before income taxes	471	(1,382)	(5,092)	(5,613)
Income tax benefit	439	515	1,682	1,901
Net income (loss)	$910	$(867)	$(3,410)	$(3,712)

Net income (loss) per common share:
Basic	$0.10	$(0.11)	$(0.37)	$(0.49)
Diluted	$0.09	$(0.11)	$(0.37)	$(0.49)

Shares used in per share calculation:
Basic	9,408	7,548	9,112	7,533
Diluted	9,846	7,548	9,112	7,533

SUPPLEMENTAL INFORMATION – SALES BY MARKET: (Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands)

Food service technology	$3,282	$2,349	$9,103	$4,924
POS automation	1,188	742	3,608	2,781
Casino and gaming	4,036	2,009	10,368	8,300
Lottery	-	-	-	817
Printrex	160	107	431	232
TransAct Services Group	1,971	2,093	4,753	5,778
Total net sales	$10,637	$7,300	$28,263	$22,832

TRANSACT TECHNOLOGIES INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	September 30,	December 31,
	2021	2020
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$18,658	$10,359
Accounts receivable, net	6,501	3,377
Note receivable	-	100
Inventories	6,369	11,286
Prepaid income taxes	2,519	2,409
Other current assets	1,182	644
Total current assets	35,229	28,175

Fixed assets, net	2,332	1,950
Note receivable, net of current portion	-	1,584
Right-of-use asset	2,750	3,618
Goodwill	2,621	2,621
Deferred tax assets	4,506	2,939
Intangible assets, net	435	583
Other assets	476	777
	13,120	14,072
Total assets	$48,349	$42,247

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$1,676	$1,691
Accrued liabilities	3,511	3,665
Lease liability	816	837
Deferred revenue	768	504
Total current liabilities	6,771	6,697

Long-term debt	-	2,173
Deferred revenue, net of current portion	207	111
Lease liability, net of current portion	1,956	2,864
Other liabilities	135	166
	2,298	5,314
Total liabilities	9,069	12,011

Shareholders’ equity:
Common stock	139	130
Additional paid-in capital	54,873	42,536
Retained earnings	16,308	19,718
Accumulated other comprehensive income (loss), net of tax	70	(38)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	39,280	30,236
Total liabilities and shareholders’ equity	$48,349	$42,247

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended September 30, 2021
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$5,921	$-	$5,921
% of net sales	55.7%		55.7%

Operating loss	(1,604)	-	(1,604)
% of net sales	(15.1)%		(15.1)%

Interest and other income (expense)	2,075	(2,173)	(98)
Income (loss) before income taxes	471	(2,173)	(1,702)
Income tax benefit	439	-	439
Net income (loss)	910	(2,173)	(1,263)
Net income (loss) per common share:
Basic	$0.10	$(0.23)	$(0.13)
Diluted	$0.09	$(0.22)	$(0.13)

(1)	Adjustment includes $2,173 gain on forgiveness of the PPP Loan that occurred in July 2021.

	Three months ended September 30, 2020
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$4,828	$-	$4,828
% of net sales	66.1%		66.1%

Operating loss	(1,479)	-	(1,479)
% of net sales	(20.3)%		(20.3)%

Interest and other income	97	-	97
Loss before income taxes	(1,382)	-	(1,382)
Income tax benefit	515	-	515
Net loss	(867)	-	(867)
Net loss per common share:
Basic	$(0.11)	-	$(0.11)
Diluted	$(0.11)	-	$(0.11)

(2)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Nine months ended September 30, 2021
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$17,856	$-	$17,856
% of net sales	63.2%		63.2%

Operating loss	(7,025)	-	(7,025)
% of net sales	(24.9)%		(24.9)%

Interest and other income (expense)	1,933	(2,173)	(240)
Loss before income taxes	(5,092)	(2,173)	(7,265)
Income tax benefit	1,682	-	1,682
Net loss	(3,410)	(2,173)	(5,583)
Net loss per common share:
Basic	$(0.37)	$(0.24)	$(0.61)
Diluted	$(0.37)	$(0.24)	$(0.61)

(3)	Adjustment includes $2,173 gain on forgiveness of the PPP Loan that occurred in July 2021.

	Nine months ended September 30, 2020
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$16,069	$-	$16,069
% of net sales	70.4%		70.4%

Operating loss	(5,512)	-	(5,512)
% of net sales	(24.1)%		(24.1)%

Interest and other expense	(101)	-	(101)
Loss before income taxes	(5,613)	-	(5,613)
Income tax benefit	1,901	-	1,901
Net loss	(3,712)	-	(3,712)
Net loss per common share:
Basic	$(0.49)	-	$(0.49)
Diluted	$(0.49)	-	$(0.49)

(4)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA NON-GAAP FINANCIAL MEASURES
(Preliminary and Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands)

Net income (loss)	$910	$(867)	$(3,410)	$(3,712)

Interest expense, net	29	19	71	41
Income tax benefit	(439)	(515)	(1,682)	(1,901)
Depreciation and amortization	235	263	721	758

EBITDA	735	(1,100)	(4,300)	(4,814)

Share-based compensation expense	257	231	952	644
Forgiveness of the PPP Loan	(2,173)	-	(2,173)	-

Adjusted EBITDA	$(1,181)	$(869)	$(5,521)	$(4,170)